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                                                                    EXHIBIT 99.2

                      [LETTERHEAD OF PRICE WATERHOUSE LLP]

March 10, 1998

Jay Tanna
Chairman of the Board and
Chief Executive Officer
Altris Software, Inc.
9339 Carroll Park Drive
San Diego, CA  92121

Dear Mr. Tanna:

As you are aware, subsequent to the issuance of our report dated February 25, 1997 on the financial statements of Altris Software, Inc. as of and for the year ended December 31, 1996, information has come to our attention which appears to be reliable and may affect the financial statements as of and for the year ended December 31, 1996. Accordingly, we are advising you we are withdrawing our report dated February 25, 1997 on such financial statements. Our report dated February 25, 1997 should no longer be relied upon or associated with the financial statements of Altris Software, Inc. as of and for the year ended December 31, 1996.

It is our understanding that you will take reasonable steps to notify those persons who you believe are relying, or likely to rely, on such financial statements and our report thereon that our report should no longer be relied upon or associated with such financial statements, and that if appropriate, revised financial statements will be issued upon completion of an investigation of any possible irregularities.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP


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